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                                                                     Exhibit 8.1

                                                                 October 4, 2001




Cablevision Systems Corporation,
      1111 Stewart Avenue,
           Bethpage, New York 11714.

                  Re:      Form S-3 Registration Statement

Ladies and Gentlemen:

                  We have acted as your counsel in connection with the Registration Statement on Form S-3 filed on the date hereof with the Securities and Exchange Commission (the "Registration Statement") and hereby confirm to you our opinion relating to matters of United States federal income tax law as set forth under the heading "United States Tax Consequences" in the Prospectus included in the Registration Statement.

                  We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement and the reference to us under the heading "United States Tax Consequences".
In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                            Very truly yours,




                                              /s/  Sullivan & Cromwell